                                                                   EXHIBIT 10.25
                                     LEASE


THIS INDENTURE made at Lewiston, Maine, as of the 30th day of November, 1990,
--------------
between EQUITY PROPERTIES CORPORATION, a corporation of Auburn, Maine, hereinafter referred to as Lessor, which expression shall include its successors and assigns, and KNAPP SHOES, INC., a Massachusetts corporation with a principal place of business in Brockton, Massachusetts, hereinafter called the Lessee, which expression shall include its successors and assigns.

I.   WITNESSETH:  That the Lessor, in consideration of the covenants herein
     ----------
contained on the part of the Lessee to be kept and performed, does hereby demise and lease unto the Lessee the following in Lewiston, Maine:

     A. The first floor of the Knapp Shoe Building ("Main Building") on Bates, Lowell and Middle Streets;

     B.   The second floor of the Main Building;

     C.   The first floor of the Knapp Shoe New Warehouse ("New Warehouse");

     D. The second floor of the New Warehouse; (hereafter "premises"). A more particular description of the premises may be attached hereto as Exhibit A.

II.  TO HOLD FOR A TERM of three (3) months and fifteen (15) days from the first
     ------------------
day of June, 1991 ("the initial term"), yielding and paying therefor, in advance, rent as follows:

          A rental equal to One Dollar and Thirty-Five ($1.35) Cents per square foot per annum based on the number of square feet comprising the premises, prorated and payable monthly.

          Attached hereto also as Exhibit A is a listing of the square footage in the various areas comprising both the Main Building and the New Warehouse as well as the total usable space, in the aggregate, in both buildings.

III  COVENANTS:
     ---------

     A.   QUIET ENJOYMENT.  If the Lessee shall pay the rent and other payments
          ---------------
in the nature of rent, all as hereinafter set forth, and if the Lessee shall observe all the other covenants, terms, and conditions of this Lease and any extensions thereof, the Lessor shall warrant and defend the Lessee to such peaceful and quiet enjoyment of the premises against all persons claiming by, through or under the Lessor.

     B.   SIGNS:  The Lessee shall have the right to erect and maintain signs
          -----
advertising its business, only, on the exterior front of the premises, with the approval of the Lessor, which approval will not be unreasonably withheld. No such sign shall endanger the structure or integrity of the building of which the premises forms a part. Any such exterior sign shall comply with all laws, ordinances and regulations of the City of Lewiston, Maine, the State of Maine, and the Board of Fire Underwriters applicable thereto. The City of Lewiston has a sign ordinance. The aggregate area encompassing Lessee's sign shall not exceed that ratio of permitted signage that the premises bear to the total usable space in the buildings of which the premises form a part.

     C.   USE.  The Lessee agrees that the premises shall be used for the
          ---
manufacture, storage and sales of shoes and for no other purpose.

     D.   EXTRA HAZARD.  The Lessee shall not occupy the premises for any
          ------------
purpose usually denominated extra hazardous as to fire by insurance companies.

     E.   CONDITION.  The premises are leased as they now are, and the Lessor
          ---------
shall not be responsible for the present or the future condition thereof, with the exception of those undertakings especially entered into by the Lessor herein.

     F.   ALTERATIONS AND IMPROVEMENTS.
          ----------------------------

          (1) The Lessee may make such repairs, alterations, additions, or improvements to the premises as it may desire at its own expense, provided, however, that no structural alterations, or additions, may be made without first obtaining the written consent of the Lessor, which said written consent shall not be unreasonably withheld.

          (2) All repairs, alterations, additions, or improvements made by Lessee shall be done in a good and workmanlike manner in full compliance with all Federal, State and Municipal Laws, ordinances, rules, and regulations and in accordance with specifications and requirements and standards of any Board of Fire Underwriters and fire inspectors having jurisdiction over the premises.

          (3) In the event the Lessee shall erect additions, improvements, or any other alterations upon the premises, the said additions, improvements and/or alterations shall at the option of the Lessor become the sole property of the Lessor after the termination of this Lease, or any extension thereof.

          (4) The Lessor shall not be responsible for any costs of construction arising from repairs, alterations, or the erection of any additions or improvements to be done by the Lessee, nor for any lien or other obligation involved in such repair or construction; and, in this connection, the Lessee agrees to furnish the Lessor the names and addresses for all parties to whom it shall become obligated for payment of monies for repairs and construction to be done on said premises at the time when said Lessee shall have contracted with said parties to commence work on said premises for said Lessee. The Lessee agrees to indemnify and to hold the Lessor harmless form and against any lien or claim of Lessee's creditors on account of said repairs or improvements.

     G.   MAINTENANCE AND REPAIRS.
          -----------------------

          (1) The Lessor shall maintain the exterior and structural portions of the premises, including, without limiting the generality of the foregoing, its roof and walls. This obligations shall not extend to any condition caused by the negligent or intentional act of the Lessee.

          (2) The Lessee shall maintain the interior of the premises. This obligation to maintain shall include the repair and maintenance of all doors, electrical systems, air conditioning and ventilation systems, toilets, washrooms, elevator, plumbing systems, sprinkler systems, fire extinguishers and security protection to the extent that same exist in and serve the premises. The Lessor reserves the reasonable right to approve of the person or firm to perform such work; provided, however, that with respect to the maintenance of the elevator, Lessee shall be responsible for the expenses of maintenance and repair. If Lessor leases other portions of the Building to other tenant(s), then the Lessee' shares of the expense shall be the expense multiplied by the ratio of the square footage of the premises occupied by Lessee to the square footage occupied by all tenants of the premises, including Lessee. With respect to damage caused by the Lessee, Lessee shall be responsible for the entire expense of repair and with respect to damage caused by a tenant other than the Lessee, Lessee shall be responsible for none of the expense of repair.

          (3) Lessee shall keep all windows and plate glass on the premises in good repair regardless of fault, unless damage is caused by the act of Lessor.

          (4) If during the term of this Lease or any renewal asbestos contamination arises on the leased premises, Lessee shall be responsible for encapsulation or removal.

     H.   LESSOR'S ACCESS.  Upon reasonable notice to the Lessee, the Lessor
          ---------------
shall have the right to enter the premises at all reasonable times for the purpose of making repairs required of it hereunder and for inspections and to show the same to prospective tenants or to prospective purchasers.

     I.   LIABILITY INSURANCE.  The Lessee shall maintain in full force during
          -------------------
the term of this Lease a policy of public liability insurance under which the Lessor and such other persons as are in privity of estate with Lessor and/or Lessee as may be set out in notice from time to time, and the Lessee are named as insureds, and under which the insurer agrees to indemnify and hold Lessee and Lessor (and those in privity of estate with lessor) harmless from and against all costs, expenses and/or liability arising from any accident, injury or damage whatsoever caused to any person occurring during the term of this Lease in or about the premises, unless such accident or damage is the result of the exterior
or structural portions of the premises under the control of the Lessor.   Such
policy shall be noncancellable with respect to Lessor and Lessor's said designees, except upon ten (10) days written notice to Lessor. A duplicate original of the certificate thereof shall be delivered to Lessor. The minimum limits of such insurance shall be One Million ($1,000,000.00) Dollars for injury (or death) to more than one person and for damage to property.

     J.   INDEMNIFICATION.  The Lessee shall indemnify and hold harmless the
          ---------------
Lessor from and against all claims, demands, actions, suits and expenses for injury to person or property occurring in the premises or occurring about the premises if caused by negligence of the Lessee. Likewise, the Lessee shall be liable for any fire, smoke, and water damage to the premises, if caused by the negligence of the Lessee. This paragraph shall be operative to the extent that fire, hazard and public liability policies of the Lessee do not cover such claims and damage in full and to the extent that the respective insurance carriers rightfully deny any coverage or coverage of the particular damage claimed during the term of the Lease.

     K.   OTHER DAMAGE.  The Lessor shall not be liable for any damage
          ------------
occasioned by failure to keep the premises in repairs and shall not be liable for any damage done or occasioned by or from plumbing, water, sewer, steam, or other pipes, or the bursting, leaking or running of any wash stand, water closet, or waste pipe in, upon or about the premises, nor for damage occasioned by water, snow, or ice being upon or coming through the roof, entrance door, or otherwise, nor for any damage arising from acts of neglect of co-tenants or other occupants of the premises during the term of the Lease.

     L.   SUBLEASE-ASSIGNMENT.  The Lessee shall not assign this Lease or sublet
          -------------------
the premises without the express written consent of the Lessor, which consent shall not be unreasonably withheld.

     M.   LESSOR'S RIGHT OF TERMINATION.
          -----------------------------

          (1) If the Lessee shall neglect or fail to perform or observe any of its obligations herein, other than the payment of rent money previously set out, for a period of thirty (30) days after notice in writing from the Lessor in respect to the nature of the default; or

          (2) If the Lessee shall fail to make any payment of rent money within ten (10) days of the date when due; or

          (3) If the Lessee shall be adjudicated a bankrupt or insolvent according to law and no appeal shall be taken from such finding by the Lessee, or if such appeal shall be taken and not prosecuted diligently, or if the Lessee shall make an assignment of its property for the benefit of creditors, or if a receiver, trustee, or similar officer shall be appointed to take charge of all or any portion of the Lessee's property and it is not removed within thirty (30) days, or if Lessee shall file a petition under any bankruptcy law, and the same shall not be dismissed within thirty (30) days, then and in any of said cases (notwithstanding any license of any former breach of covenant or waiver of the benefit thereof or consent in a former instance), Lessors may lawfully, immediately after the expiration of any of the aforesaid notice periods or at any time after, and without further demand or notice enter into and upon the premises or any part thereof in the name of the whole and repossess the same as of its former estate and expel the Lessee and those claiming by, through, or under it and remove its effects (forcibly if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which otherwise may be used for arrears of rent or proceeding for breach of covenant and upon entry as aforesaid, this Lease shall terminate; and the Lessee covenants that in case of such termination it shall be liable to the Lessor for the difference between the rental stipulated in this Lease and such rental, if any, as may be actually received by the Lessor upon a reletting, the Lessor agreeing to use reasonable efforts to let.

     N.   CONDITION OF PREMISES AT EXPIRATION.  The Lessee agrees to yield up
          -----------------------------------
the premises in substantially the same repair and condition as leased to Lessee, reasonable wear, tear and casualty excepted, upon termination of this Lease or any extension thereof, which obligation shall extend to the removal by Lessee of all solvents, glues, cleaners, chemicals and other materials used by it in its manufacturing processes and the removal of all piping systems from the polyurethane vats to the polyurethane machines.

     O.   UTILITIES, ETC.  The Lessee shall pay all electrical charges relating
          --------------
to the premises during the term of this Lease, including the lighting of any parking lot if provisions for same exist. The Lessee will pay all water and sewer charges relating to the premises during said term and shall provide its own trash removal.

     P.   HEAT.  The Lessee shall supply heat to the premises during the times
          ----
of the year as heat may be seasonally required.

     Q.   SNOW AND ICE.  The Lessee shall keep the parking lots, walkways and
          ------------
driveways serving the premises free and clear of ice and snow.

     R.   REAL ESTATE TAXES.  The Lessor shall pay the real estate taxes,
          -----------------
assessments, and the like assessed or imposed against the premises by the City of Lewiston, Maine, or any quasi-governmental agencies or any district; and within ten (10) days of demand and presentation of a copy of the bill, Lessee shall reimburse Lessor for that proportion of the bill that the premises bear to the total usable space in the buildings of which the premises form a part.

     S.   FIRE INSURANCE, ETC.  The Lessor shall keep the premises insured
          -------------------
against fire, extended risk, sprinkler leakage and special form (which includes collapse and water damage) in such amounts as the Lessor shall, from time to time, determine with such insurance company as Lessor shall select, with the proviso that each policy evidencing such insurance shall be non-cancelable with respect to the Lessor except upon ten (10) days' prior written notice. Within ten (10) days of demand and presentation of a copy of the bill for such coverage, Lessee shall reimburse Lessor for that proportion of the bill that the premises bear to the total usable space in the buildings of which the premises form a party; however, Lessee's obligation to reimburse shall not exceed premiums based on Five Hundred Thousand ($500,000.00) Dollars of valuation unless its tenancy ultimately exceeds two (2) years, in which case there will be no such limitation.

     T.   HOLDING OVER.  It is agreed and understood that any holding over by
          ------------
the Lessee of the premises after the expiration of the original term of the Lease, or any extension thereof, shall operate and be construed as a tenancy from month to month under all the terms and conditions of the Lease, and at the same rental as is in effect at the expiration thereof, providing, however, that this shall not prevent the Lessor from insisting upon the termination of the Lease or any extension thereof, according to its terms.

     U.   REMOVAL OF GOODS.  The Lessee shall, at the expiration of the term of
          ----------------
this Lease, or any renewal thereof, remove its goods, effects, trade fixtures, and equipment placed or installed in the premises, repairing any damage caused by such removal.

     V.   CUMULATIVE RIGHTS.  Any and all rights and remedies which either party
          -----------------
may have hereunder shall be cumulative, and the exercise of any one of such rights shall not bar the exercise of any other right or remedy which said party may have.

     W.   WAIVER.  One or more waivers of the breach of any covenant or
          ------
condition by either party shall not be construed as a waiver of a further breach of the same covenant or condition.

     X.   NOTICES.  Any notices required by or useful under the terms of this
          -------
Lease shall be given in the case of the Lessor, to:

               Equity Properties Corporation
               P.O. Box 132
               Auburn, ME  04210

and, in the case of the Lessee, to:

               John J. Schlueter
               Knapp Shoes, Inc.
               One Knapp Centre
               Brockton, MA  02401

or such other persons and addresses as the appropriate party may hereafter designate. All such notices shall be sent certified mail, prepaid, deliver to addressee only.

     Y.   ENTIRE AGREEMENT.  This instrument contains the entire and only
          ----------------
agreement between the parties and no oral statements or representations or prior written matter not contained in this instrument shall have any force and effect.

     Z.   ESTOPPEL CERTIFICATES.  Lessee agrees, at any time, and from time to
          ---------------------
time, upon not less than ten (10) days' prior request by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing certifying, if such be the case, that this Lease is unmodified and in full force and effect (or, if there have been modifications, sating the modifications, and that the Lease as modified is in full force and effect), and that there are no defenses or offsets thereto then accrued, or stating those claimed by Lessee, and the dates to which the rent and other charges have been paid, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of, or any prospective holder of a mortgage upon the fee of the premises, or the property of which the premises are a part, or by any other properly interested party.

     AA.  SUBORDINATION.  The Lessee covenants and agrees to subordinate the
          -------------
lien of the Lease to the lien of any mortgage of the Lessor now existing or which may in the future be placed against the premises, and execute and deliver upon demand to the Lessor, but at Lessor's expense, such instrument or instruments in writing in form for recording, provided that such mortgagee shall consent to the Lease, and agree that the Lessee shall not be disturbed in its possession of the premises for any reason other than one which would entitle the Lessor to terminate the Lease.

     BB.  SUBROGATION.  The Lessor hereby releases the Lessee from any and all
          -----------
liability for any loss or damage to the building of which the premises are a part, caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall be brought about by the fault or negligence of the Lessee or any persons claiming under it, provided, however, that this release shall be in full force and effect only with respect to loss or damage occurring during such time as the Lessor's policies of fire and extended coverage insurance shall contain a clause to the effect that this release shall not affect such policies or the right of the Lessor to recover thereunder. The Lessor agrees that the fire and extended coverage insurance upon the premises to be obtained by the Lessor shall include such a clause so long as the same is obtainable and includable without extra cost, or if such extra cost is chargeable therefor, so long as Lessee pays such extra cost. If extra cost is chargeable therefor, the Lessor will advise the lessee thereof and of the amount thereof, and the Lessee at its election will pay the same but shall not be obligated to pay the same.

     The Lessee hereby releases the Lessor from any and all liability for any loss or damage to its property in and about the premises, caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall be brought about by the fault or negligence of the Lessor or any persons claiming under it, provided, however, that this release shall be in full force and effect only with respect to loss or damage occurring during such time as the Lessee's policies of fire and extended coverage insurance shall contain a clause to the effect that this release shall not affect such policies or the right of the Lessee to recover thereunder.

     CC.  ADDITIONAL PROVISIONS WITH RESPECT TO UTILITIES AND HEAT. Currently
          --------------------------------------------------------
there are no other tenants in the buildings ("buildings") of which the premises form a part. Accordingly, Lessee is obligated to pay the entire cost of utilities and to provide heat to the buildings; however, Lessee may reduce the volume of heat in those areas of the buildings that are unoccupied to a level that will prevent the freezing of all pipes in such areas. If the unoccupied areas or any part of same do become occupied, the following shall apply:

          (1) Lessor shall install separate electricity meters for them.

          (2) Lessor shall install separate water/sewer meters for them.

          (3) Lessor will provide in its lease(s) to such occupants(s) that they must reimburse Lessee for a percentage of the cost of heating based on the relationship that such occupant's(s') space bears to the total usable space in the buildings.

IV.  AUTOMATIC EXTENSION.  This Lease will automatically extend itself from
     -------------------
month to month upon the same terms and conditions as herein contained unless, after the term of this Lease has begun, one party gives to the other written notice of termination in which event this Lease will terminate on the ninetieth
(90th) day following the date on which the notice is received, provided, however, if that day is other than the last day of a month, it will terminate on the next succeeding last day of the month. This shall not be construed to mean that either party can terminate this Lease prior to the expiration of the full three-month and fifteen day term set forth in Paragraph II.

V.   OPTION.  If the space is available, Lessee shall, upon the giving of
     ------
written notice to Lessor, have the option of adding additional floors in the Main Building to this Lease. It may not add less than any complete floor; no partial floors may be added. Any floor so added shall become a party of the "premises" and all of the terms and conditions of this Lease shall apply to same. If such addition is made, the prorations of taxes and insurance shall be adjusted to accommodate the increased percentage of Lessee's liability.

VI.  MISCELLANEOUS.
     -------------
     A. Lessee understands that it will use portions of the real estate of which the premises form a part in common with other tenants of the Lessor. The common areas include:

          Parking Lots

          Stairways

          Elevators

          Walkways

          Loading Docks

Lessee shall take reasonable steps to accommodate the reasonable needs of such other tenants in the use of the common areas. Lessor will require a like covenant from the other tenants.

     B. The parties to this Lease understand that there is asbestos in the premises and common areas. Lessee knows the location of such and agrees to so inform its employees and to instruct them to use due care in order to avoid damage to asbestos covered areas.

VII  FIRE, CASUALTY AND CONDEMNATION.  In the event that the premises demised to
     -------------------------------
the Lessee shall, during said term or any extension thereof, be damaged by fire or other unavoidable casualty, then and in such event, the rent hereinbefore reserved, or a just proportionate part thereof, according to the nature and extent of the injury sustained, shall be suspended or abated until said premises shall have been restored by the Lessor. In the event that fifty (50%) percent of the buildings, of which the premises are a part, shall be destroyed or damaged by fire, or there shall be any like destruction or damage to the said buildings by taking by any public authorities for public uses, then, in the happening of either of said events, the rent hereinbefore reserved shall abate, and the Lessor or the Lessee may, at their option, within twenty (20) days of such taking or damage or destruction, terminate this Lease. In the event that the within Lease is not terminated as aforesaid, the Lessor shall forthwith restore said premises to the same condition as they were in before said taking or fire; and until such time as the premises are restored, there shall be an abatement of rent.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals of the day and year first above written.

     Signed, Sealed and Delivered
        in the presence of                EQUITY PROPERTIES CORPORATION


   /s/ Donald Simoinett                   By  /s/ Richard J. Potvin, III
   --------------------------------          ------------------------------
                                                  ITS PRESIDENT


                                          KNAPP SHOES, INC.


    /s/ Nancy M. Stern                    By  /s/ John Schlueter
  ---------------------------------          ------------------------------
                                                  ITS PRESIDENT

                                                                       EXHIBIT A


                              KNAPP SHOE BUILDING

                                LEWISTON, MAINE


  Main Building
  -------------

lst Floor                                18,088 sq. ft.

2nd Floor                                18,088 sq. ft.

3rd Floor                                16,403 sq. ft.

4th Floor                                16,403 sq. ft.

5th Floor                                16,403 sq. ft.
                                         --------------

Net Sq. Ft.
  Usable Main Building                   85,385 sq. ft.

  New Warehouse
  -------------

lst Floor                                18,496 sq. ft.

2nd Floor                                18,496 sq. ft.
                                         --------------

Total Sq. Ft.
  Usable New Warehouse                   36,992 sq. ft.

Total All Sq. Ft.
  Usable                                 122,377 sq. ft.

                 [LETTERHEAD OF EQUITY PROPERTIES CORPORATION]


                SECOND ADDENDUM TO LEASE DATED 11/30/90 - 6/1/91
                ------------------------------------------------


     The Lessor, Equity Properties Corporation of Auburn, Maine, currently has a Lease agreement with Knapp Shoes, Inc., a Massachusetts corporation, dated November 30, 1990. Said Lease charges to begin June 1, 1991.

     As evident in the First Addendum to the Lease, the current extension shall expire on March 31, 1992. This Second Addendum hereby extends the original Lease to December 31, 1992 under the same terms and conditions and all covenants of the existing Lease dated November 30, 1990.

Accepted:

/s/ John J. Schlueter                    /s/ Richard J. Potvin, III.
--------------------------              ------------------------------
Knapp Shoes, Inc.                        Equity Properties Corporation
ITS PRESIDENT                            ITS PRESIDENT

                 [LETTERHEAD OF EQUITY PROPERTIES CORPORATION]


                 THIRD ADDENDUM TO LEASE DATE 11/30/90 - 6/1/91


     The Lessor, Equity Properties Corporation of Auburn, Maine, currently has a Lease Agreement with Knapp Shoes, Inc., a Massachusetts corporation, dated November 30, 1990. Said Lease charges to begin June 1, 1991.

     As evident in the First Addendum to the Lease, the extension expired on March 31, 1992. The Second Addendum extended the original Lease to December 31, 1992 under the same terms and conditions and all covenants of the existing Lease dated November 30, 1990.

     Knapp Shoes Inc. now desires to extend this Lease for a period of twelve
(12) months, in advance, over and above the current Second Addendum term which expires December 31, 1992. The new Lease expiration date shall be December 31, 1993.

     This extension is hereby granted under the same terms and conditions and all covenants of the existing Lease dated November 30, 1990; save, however, that the rental price shall be increased by .05c per square foot per annum, prorated and payable monthly in advance and paid contemporaneously with the existing monthly payments.

     Option to renew:

     The Lessee shall have the option of renewing this Lease and its addendums for an additional term of one (1) year upon the same terms and conditions and all covenants of the existing Lease dated November 30, 1990; save, however, that the rental price shall be increased by .05c per square foot per annum, prorated and payable monthly in advance and paid contemporaneously with the existing monthly payments.

     If the Lessee wishes to exercise this option, it shall give the Lessor notice thereof, in writing, not later than 180 days prior to the end of the extension hereby granted above.


Accepted:

/s/ John J. Schlueter                    /s/ Richard J. Potvin, III.
----------------------------             ----------------------------
Knapp Shoes, Inc.                        Equity Properties Corp.
ITS PRESIDENT                            ITS PRESIDENT

                       [LETTERHEAD OF KNAPP SHOES, INC.]


June 21, 1993


Mr. Richard Potvin
Equity Properties Corp.
224 Minot Avenue
P.O. Box 182
Auburn, Maine 04210

               Re:  Lease - Knapp Shoes Inc.
                            80 Middle Street
                            Lewiston, Maine 04210

Dear Dick:

Please accept this letter as written notification of Knapp's intent to exercise the lease option, on the above listed property, for the additional period of one
(1) year.

This option will commence on January 01, 1994 and the new lease rate of $106,093.60 per year will also become effective on this date. All other terms and conditions as defined in the original lease dated November 30, 1990 will remain the same.

To signify your acceptance of these terms, please sign one (1) copy of this letter of agreement and return it to the attention of Dan Morrison.

Yours truly,


/s/ John J. Schlueter
------------------------
John J. Schlueter
Chairman and CEO                    ____________________________
                                    Equity Properties Corp.
                                    Its President

                 [LETTERHEAD OF EQUITY PROPERTIES CORPORATION]


June 8, 1994


Mr. John J. Schlueter
Chairman and CEO
Knapp Shoes Inc.
One Knapp Centre
Brockton, MA  02401

Re:  Lease - Knapp Shoes Inc., Lewiston, ME
     --------------------------------------

Dear Mr. Schlueter:

This letter is written notification of Equity Properties Corporation's acceptance of Knapp Shoes Inc. to exercise, on or before June 15, 1994, an extension of its current extended Lease for a period of five (5) years at a rate as follows:

          lst year at $1.50 per square foot per annum;
          2nd year at $1.55 per square foot per annum;
          3rd year at $1.60 per square foot per annum;
          4th year at $1.60 per square foot per annum;
          5th year at $1.60 per square foot per annum.

This extension shall commence on January 1, 1995.

Additional:

If Knapp Shoes Inc. desires any additional space during its five year extension, the rate for additional space shall be $.09 per square foot.

All other terms and conditions of the original Lease dated November 30, 1990 will remain the same.

Agreed:                               Agreed:


 /s/ John J. Schlueter                 /s/ Richard J. Potvin, III.
---------------------------           ------------------------------
For Knapp Shoes Inc.                  For Equity Properties Corp.